Exhibit 99.1
Sable Offshore Corp. Reports First Quarter 2026 Financial Results

Houston, May 6, 2026 – Sable Offshore Corp. (“Sable,” or the “Company”)(NYSE: SOC) today announced its first quarter 2026 financial results.

First Quarter 2026 Financial Highlights
•Successfully resumed sales of American oil from the Santa Ynez Unit in accordance with the Defense Production Act order from the U.S. Department of Energy.
•Reported a net loss of $197.0 million, primarily driven by operating expenses associated with the resumption of oil transportation through the Santa Ynez Pipeline System (the “SYPS”) and the resumption of oil sales, as well as general and administrative expenses, non-cash interest expense of $34.7 million, and a non-cash loss on the change in fair value of warrant liabilities of $44.2 million.
•Concluded the quarter with short-term outstanding debt of $956.3 million, inclusive of paid-in-kind interest.
•Ended the quarter with cash and cash equivalents balance of $52.2 million and accounts payable balance of $37.7 million.
•Capital Expenditures incurred in the first quarter were approximately $44.4 million, including $21.2 million in one-time costs attributable to filling Segments 324 and 325 of the SYPS, of which $6.5 million was non-cash.
•Cash payments for capital expenditures totaled $21.1 million for the first quarter of 2026.
•Ended the quarter with 150,321,586 shares of Common Stock outstanding.
•To date, Sable has sold 7,000,634 shares of its common stock for gross proceeds of approximately $95.0 million through its ATM common stock issuance program.
•Sable continues to progress discussions related to the debt refinancing of its Senior Secured Term Loan, expected to be completed in Q2 2026.

About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.
Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence full production of the SYU assets; the cost and time required therefor, and production levels once recommenced; availability of future financing; our ability to consummate a debt refinancing of our Senior Secured Term Loan and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable

Exhibit 99.1
to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission and is available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111